UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 9, 2015 (July 7, 2015)

Date of Report (Date of earliest event reported)

HARTE HANKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7120	74-1677284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9601 McAllister Freeway, Suite 610

San Antonio, Texas  78216

(210) 829-9000

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2015, Harte Hanks, Inc. (the “Company”) announced that Douglas C. Shepard would succeed Robert A. Philpott as the Company’s interim President and Chief Executive Officer, effective immediately.  Mr. Philpott resigned as President and Chief Executive Officer and from the Company’s board of directors (the “Board”), effective July 7, 2015.  In connection with the resignation, the Company agreed to provide Mr. Philpott severance benefits as though he had been terminated “without Cause” under the terms of his Employment Agreement with the Company of July 1, 2013.  The Board has formed a search committee to identify a successor President and Chief Executive Officer.  Mr. Shepard, 47, will continue in his role as Chief Financial Officer while assuming the interim responsibilities of the President and Chief Executive Officer’s office.

Compensation of Interim CEO

On July 7, 2015, the Board approved the following compensation with respect to Mr. Shepard:  (i) an increase in his annual base salary from $375,000 to $450,000; (ii) an increase in the target payout under the Company’s 2015 Annual Incentive Plan from 50% to 70% of his annual base salary; and (iii) an award of 78,671 shares of restricted stock under the terms of the Company’s 2013 Omnibus Incentive Plan, which shares vest in three equal annual installments.

Officer Retention Bonuses

On July 7, 2015, the Board approved the grant to certain of its named executive officers a retention bonus equal to 25% of their respective then-current base salary (the “Retention Bonus”), payable on the earlier of (i) June 30, 2016 or (ii) the occurrence of a “change in control” (as defined in the form Amended & Restated Severance Agreement previously filed as Exhibit 10.1 to the Company’s Form 8-K, dated March 19, 2015) (the “Retention Date”).  However, if an executive’s employment were to terminate prior to the Retention Date, the right to receive a Retention Bonus would be forfeited.

The foregoing summary of the Retention Bonus does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Officer Retention Bonus Letter, a form of which will is filed as an exhibit hereto.

Item 7.01          Regulation FD Disclosure.

A copy of the press release announcing certain of the matters described under Item 5.02 is furnished herewith as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

Item 9.01          Financial Statements and Exhibits.

(d)  Exhibits.     The following exhibits are being filed or furnished herewith:

Exhibit No.	Description

10.1	Form of Officer Retention Bonus Letter dated July 9, 2015

99.1	Press Release of Harte Hanks, Inc. dated July 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte Hanks, Inc.

Dated: July 9, 2015

By:	/s/ Robert L. R. Munden
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Officer Retention Bonus Letter dated July 9, 2015

99.1	Press Release of Harte Hanks, Inc. dated July 9, 2015